Exhibit 2.7

AGREEMENT OF MERGER
OF
SOLAR POWER, INC.
AND
DALE RENEWABLES CONSULTING, INC.

This Agreement of Merger, dated as of the15th day of November, 2006 (this “Merger Agreement”), is entered into by and among Solar Power, Inc., a California corporation (“SPI”), Dale Renewables Consulting, Inc., a California corporation (the “Company”), and James M. Underwood, Ronald H. Stickney and Todd Lindstrom (the “Selling Shareholders”).

RECITALS

A.   SPI, the Selling Shareholders and the Company have entered into an Agreement and Plan of Merger, dated as of August 20, 2006, as amended by the First Amendment to the Agreement and Plan of Merger dated as of October 31, 2006, and as further amended by the Second Amendment to the Agreement and Plan of Merger dated as of November 15, 2006 (collectively, the “Agreement and Plan of Merger”), providing for the merger of the Company with and into SPI (the “Merger”).

B.   The Board of Directors of the Company and SPI and the shareholders of SPI and the Company have approved the Merger.

AGREEMENT

The parties hereto agree as follows:

1.   Effective Time. The Merger shall become effective at such time (the “Effective Time”) as this Merger Agreement and the officers’ certificates of the Company and SPI are filed with the Secretary of State of the State of California pursuant to Section 1103 of the California General Corporation Law (the “CGCL”).

2.   Effect of the Merger. At the Effective Time, the Company shall be merged with and into SPI, the separate existence of the Company shall cease and SPI shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). At the Effective Time, all the property, rights, privileges, and powers of the Company and SPI shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and SPI shall become the debts, liabilities and duties of the Surviving Corporation.

3.   Articles of Incorporation. The Articles of Incorporation of SPI, as amended and in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

4.   Directors and Officers. The directors and officers of SPI immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

5.   Effect on Capital Stock. For purposes of this Section 5, the following definitions shall apply:

“Company Stock” shall mean the Common Stock of the Company.

“Dissenting Shares” shall mean those shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters’ rights in accordance with the CGCL.

“DSCI” means Dale Stickney Construction, Inc., a California corporation which is an affiliate of the Company and whose stockholders are Ray Charles Beard and two of the Selling Shareholders, James M. Underwood and Ronald H. Stickney.

“Total Consideration” means $1,446,565, of which $420,000 shall be paid in pro rata to the Selling Shareholders ($140,000 each) as set forth in Schedule I, and the balance of $1,026,565 shall be paid to DSCI to pay for any outstanding indebtedness owed to DSCI by the Company, and assignment and transfer of any existing PV contracts.

By virtue of the Merger and without any action on the part of SPI, the Company or their respective shareholders, the following shall occur at the Effective Time:

5.1    Conversion of Common Stock. Shares of Company Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and any shares to be cancelled pursuant to Section 5.2 below) shall, by virtue of the Merger, be converted automatically into the right to receive a cash payment in the amount of $0.84 per share of Company Stock such that the shareholders of the Company shall receive the Total Consideration set forth in Schedule I.

5.2    Cancellation of the Company Stock Owned by the Company. All shares of Company Stock that are owned by the Company as treasury stock immediately prior to the Effective Time shall be cancelled and extinguished without any consideration thereof and no consideration shall be delivered or deliverable in exchange therefore hereunder or otherwise.

6.   Capital Stock of SPI. At the Effective Time, each share of capital stock of SPI (“SPI Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

7.   Dissenters’ Rights. Any Dissenting Shares shall not be converted into the right to receive any portion of the Total Consideration, unless and until the holder of any such Dissenting Shares fails to perfect or withdraws or otherwise loses his right to an appraisal of the fair market value of his Dissenting Shares. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to an appraisal of the fair market value of his Dissenting Shares under the CGCL, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Total Consideration to which such holder is entitled, without interest thereon.

The Company shall give SPI prompt notice of any demands received by the Company for the payment of fair market value for Dissenting Shares, and SPI shall have the right to direct all negotiations and proceedings with respect to such demands. The Company shall not make any such payment without SPI’s prior written consent.

8.	General Provisions.

8.1   Amendment. Prior to the Effective Time, this Merger Agreement may be amended by the parties hereto any time before or after approval hereof by the shareholders of the Company, but, after such approval, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.2   Severability. If one or more provisions of this Merger Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Merger Agreement, (ii) the balance of the Merger Agreement shall be interpreted as if such provision was so excluded and (iii) the balance of the Merger Agreement shall be enforceable in accordance with its terms.

8.3   Counterparts. This Merger Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

8.4   Gender. For purposes of this Merger Agreement, references to the masculine gender shall include feminine and neuter genders and entities.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first written above.

DALE RENEWABLES CONSULTING, INC.
a California corporation

By: _________________________________
Name: Ronald H. Stickney

Title:    Chief Executive Officer

By: _________________________________
Name: James M. Underwood

Title:   Secretary

SOLAR POWER, INC. a California corporation By: _________________________________ Name: Stephen C. Kircher Title: Chief Executive Officer and Secretary

SELLING SHAREHOLDERS

____________________________________
Name: James M. Underwood

____________________________________
Name: Ronald H. Stickney

____________________________________
Name: Todd Lindstrom

Schedule I
Selling Shareholders

Shareholder	Ownership %	Cash
		Consideration

James M. Underwood	33.33%	$140,000

Ronald H. Stickney	33.34%	$140,000

Todd Lindstrom	33.33%	$140,000

	Total	$420,000

SOLAR POWER, INC.

OFFICERS’ CERTIFICATE

The undersigned, Stephen Kircher, on behalf of Solar Power, Inc., a California corporation (the “Corporation”), does hereby certify that:

1.   He is the Chairman of the Board of Directors and President and Secretary of the Corporation.

2.   This Certificate is attached to the Agreement of Merger, dated November 15, 2006 (the “Agreement of Merger”), in the form duly approved by the Board of Directors of the Corporation providing for the merger (the “Merger”) of the Corporation with Dale Renewables Consulting, Inc., a California corporation.

3.   The Corporation has one authorized class of stock outstanding, designated as Common Stock. As of August 9, 2006 the authorized capital stock of the Corporation issued and outstanding and entitled to vote upon the Merger, consists of 14,000,000 shares of Common Stock.

4.   The principal terms of the Agreement of Merger in the form attached to this Certificate were duly approved by the unanimous vote of the outstanding shares of the Corporation’s Common Stock.

5.   The percentage vote required for such approval was more than 50% of the outstanding shares of the Corporation’s Common Stock.

The undersigned declares under penalty of perjury under the laws of the State of California that he has read the foregoing Certificate and knows the contents thereof and that the same is true and correct of his own knowledge. In witness whereof, the undersigned has signed and verified this Certificate in Granite Bay, California on November 15, 2006.

________________________________________
Stephen Kircher, Chairman, President and Secretary

DALE RENEWABLES CONSULTING, INC.

OFFICERS’ CERTIFICATE

The undersigned, Ronald H. Stickney and James M. Underwood, on behalf of Dale Renewables Consulting, Inc., a California corporation (the “Corporation”), do hereby certify that:

1.   They are the President and Secretary, respectively, of the Corporation.

2.   This Certificate is attached to the Agreement of Merger, dated November 15, 2006 (the “Agreement of Merger”), in the form duly approved by the Board of Directors of the Corporation providing for the merger (the “Merger”) of the Corporation with and into Solar Power, Inc., a California corporation.

3.   The Corporation has authorized two classes of shares, designated as Class A Common and Class B Common. The Corporation only has one class designated as Class A common stock outstanding. As of August 10, 2006, the number of shares of the Corporation’s Class A Common Stock issued and outstanding and entitled to vote upon the Merger was 500,000. No shares of Class B Common stock are outstanding.

4.   The principal terms of the Agreement of Merger in the form attached to this Certificate were duly approved by the unanimous vote of the outstanding shares of the Corporation’s Common Stock.

5.   The percentage vote required for such approval was more than 50% of the outstanding shares of the Corporation’s Common Stock.

The undersigned declare under penalty of perjury under the laws of the State of California that they have read the foregoing Certificate and know the contents thereof and that the same is true and correct of their own knowledge. In witness whereof, the undersigned have signed and verified this Certificate at Redding, California on November 15, 2006.

___________________________________
Ronald H. Stickney, President

___________________________________
James M. Underwood, Secretary